Exhibit 99.1

Press Release	Source: Industrial Enterprises of America, Inc.

Industrial Enterprises of America Relocates Corporate Headquarters to New York City
Wednesday September 7, 9:22 am ET

HOUSTON--(BUSINESS WIRE)--Sept. 7, 2005--Industrial Enterprises of America, Inc. (OTCBB: ILNP - News) today announced that the Company has moved its corporate Headquarters from Houston, TX to New York City. The move was effective as of July 15, 2005. The Company's new address is:

711 Third Ave.
Suite 1505
New York, NY 10017

Industrial Enterprises of America relocated in order to be headquartered closer to two of the Company's operating subsidiaries, EMC Packaging, Inc. and Unifide Industries Limited Liability Company, located in Lakewood and West Long Branch, New Jersey, respectively. Based on pro forma calculations of the fourth quarter ending June 30, 2005, which takes into account ownership of these two operating subsidiaries and is adjusted for non-recurring expenses, ILNP was profitable, recognizing over $5 million in revenues. The quarter was in line with Company expectations and set the basis, when combined with anticipated seasonal revenue swings, for the $35 to $40 million revenue forecast over the next twelve months.

Commenting on the aftermath of Hurricane Katrina and its effects on business operations, Crawford Shaw, Chief Executive Officer of Industrial Enterprises of America, stated, "In the wake of the recent natural disaster in New Orleans, ILNP Management extends its greatest sympathy to all the victims of Hurricane Katrina. The affected area is highly active in the manufacturing of the hydroflurocarbon gases and chemicals used by our operating subsidiaries. Despite the inevitable ensuing supply shortages of these commodities, ILNP's output will remain unaffected due to the diversity of our supply chain, and we do not anticipate any disruption in our ability to fulfill customer orders."

About Industrial Enterprises of America

Industrial Enterprises of America, Inc., Headquartered in New York, NY, is a holding Company with three operating subsidiaries, EMC Packaging, Unifide Industries and Todays Way Manufacturing, LLC. EMC Packaging is one of the largest worldwide providers of refrigerant gases, specializing in converting hydroflurocarbon gases into branded and private label refrigerant and propellant products as well as packaging of "gas dusters" used in a variety of industries. Unifide Industries markets and sells specialty automotive products under proprietary trade names and private labels, and Todays Way Manufacturing manufactures and packages the products sold by Unifide Industries.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's and Unifide Industries' products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iv) the ultimate consequences of Hurricane Katrina on the supply and/or distribution chain; (v) the consequent results of operations given the aforementioned factors; and (vi) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff, 212-505-5976
 PressReleases@Za-Consulting.net